EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of The Bank of New York Company, Inc. listed below of our report dated February 26, 1996, appearing in the 1995 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1995.



On Form S-3:
No. 33-50333
No. 33-61957
No. 333-03811
No. 333-15951
No. 333-15951-01
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05

On Form S-4:
No. 33-59225
No. 33-25805

On Form S-8:
No. 33-56863
No. 33-57670
No. 33-62267
No. 2-95764
No. 33-20999
No. 33-33460


\s\ Deloitte & Touche LLP

New York, New York
March 27, 1997